Item 77C

SCUDDER TECHNOLOGY FUND

The Proxy Statement on Schedule 14A for Scudder Technology Fund (File No. 811-0547) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.